NEWS FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE: July 23, 2004

CONTACT: Steven R. Williams - (304) 842-3597 http://www.petd.com

PETROLEUM DEVELOPMENT ANNOUNCES UPCOMING EARNINGS RELEASE AND INVITES YOU TO JOIN ITS SECOND QUARTER EARNINGS WEBCAST

Bridgeport, West Virginia. . . Petroleum Development Corporation (NASDAQ/NMS PETD) today announced that it will release 2nd Quarter 2004 earnings after the market closes on Friday, July 30th. Additionally, on Tuesday, August 3, 2004, you are invited to join its conference call which will be broadcast live over the internet at 11:00 a.m. EST. Steve Williams, CEO and President and Darwin L. Stump, CFO, will participate and be available for questions during the call.

What: Petroleum Development Second Quarter Earnings Conference Call

When: Tuesday, August 3, 2004 at 11:00 a.m. Eastern Standard Time

Where: www.petd.com

How: Log on to the web address above or call (877) 407-8033

Replay Number: (877) 660-6853 (Account #1628 and Conference ID #103568)

(Replay will be available until 8/10/04)

Contact: Steve Williams, Petroleum Development Corporation, (800) 624-3821 E-mail: petd@petd.com

Please go to the website at least 15 minutes prior to register, download and install any necessary audio software. If you are unable to listen to the live broadcast, an outline rebroadcast will be available shortly after the conclusion of the call.

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas. The Company currently has operations in the Appalachian Basin, the Rocky Mountains and Michigan. The Company was added to the Russell 3000 Index of companies in 2003. It has been named on the FSB: Fortune Small Business Magazine list of America's 100 Fastest-Growing Small Companies in 2001 and 2002.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street - P. O. Box 26 - Bridgeport, West Virginia - Phone: (304) 842-3597